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                                                                    EXHIBIT 10.8

                             EMPLOYMENT AGREEMENT
                                Kenneth M. King
                                January 1, 2001


     This employment agreement (the "Agreement") is between K. & S., Inc. ("Employer" or if referring to entity prior to the Purchase, as that term is defined below, then "K & S") and Kenneth M. King ("Executive").

                                    RECITALS

     1. Effective December 31, 2000, Executive sold his ownership interest in K & S (amounting to 90% of outstanding ownership of K & S) to Fechtor, Detwiler, Mitchell & Co. ("FEDM") pursuant to a Stock Purchase Agreement (the "Stock Purchase Agreement"). FEDM purchased K & S (the "Purchase") for, among other reasons, its clients, its sales and business systems, its seat on the Boston Stock Exchange (the "BSE"), and the outstanding and special skills, its customer relationships, its name recognition and goodwill, its reputation and integrity and abilities of Executive and other key employees to maintain and enhance its business, relationships, revenues and profits (the "Reasons");

     2. Executive is and has been employed as President of Employer since he founded K & S. Through such experience, he has acquired outstanding and special skills and abilities and an extensive background in and knowledge of Employer's business and the industry in which it is engaged;

     3. Employer desires assurance of the continued association and services of Executive in order to retain the benefit of the Reasons referenced above, along with Executive's background and knowledge and is therefore willing to engage his services on the terms and conditions set forth below;

     4. Executive desires to continue in the employ of Employer and is willing to do so on the terms and conditions set forth below;

     5. In his capacity as an executive of Employer, Executive has access to highly valuable and confidential trade secret information of Employer, including but not limited to information regarding the identity of key contact personnel and the contract terms with major clients and suppliers to Employer; the identity and personnel information with regard to Employer's personnel; and the terms, documents, methods and systems through which Employer engages in business; and

     6. The execution of this Agreement has been authorized by the Board of Directors of FEDM (the "FEDM Board") and by the Employer's Board of Directors (the "Employer's Board").

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     NOW THEREFORE, in consideration of the above recitals and of the mutual promises and conditions in this Agreement, it is agreed as follows:

1.   Position
     --------

     Employer shall employ Executive as President and General Manager of Employer and shall provide general supervision, direction and control of the business and officers of Employer and with such executive capacity or capacities as the FEDM Board or the Employer's Board may from time to time prescribe. Executive shall have an obligation to work 10 days each month (the "Work Days"), subject to any services, which may be required on an emergency basis due to staffing, etc.

2.   Sole Employment
     ---------------

     During the Work Days, Executive shall devote his full energies, interest, abilities and productive time to the performance of this Agreement and shall not, without express written approval of the President or Chief Executive Officer of FEDM, render to others services of any kind for compensation, or engage in other business activity that would interfere with the performance of his duties under this Agreement.

3.   Term of Employment
     ------------------

     This Agreement takes effect on January 1, 2001 (the "Employment Date") and shall have an initial term of three years. FEDM retains the right to renew this Agreement on each annual anniversary date of the Employment Date, beginning on the third anniversary of the Employment Date, by giving written notice of its election to do so at least 30 days prior to such anniversary date. This Agreement shall terminate in the event of executive's incapacity from illness, accident or death.

4.   Right of First Refusal
     ----------------------

     Notwithstanding the foregoing, if the FEDM Board determines that it would be in the best interest of FEDM to exit the specialist business conducted by Employer on the BSE, Executive will have the right of first refusal to reacquire the operations of Employer at such price and on the terms determined by the FEDM Board. Written notice of such election to exit the specialist business on the BSE shall be given by Employer to Executive and Executive shall have 30 days from the date of such notice within which to exercise such option by irrevocable written commitment or such option shall terminate and be of no further force and effect.

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5.   Salary
     ------

     Employer shall pay a base salary to Executive at the rate of one hundred and five thousand dollars ($105,000) per annum ("Base Salary"), payable in equal monthly installments.

6.   Annual Bonus Awards
     -------------------

     Employer may pay Executive an annual bonus award (the "Award"). The Award, if any, will represent five percent (5%) of income before taxes of Employer (determined in accordance with generally accepted accounting principles consistently applied in accordance with the formula described below) at the end of each fiscal year. Award payments are made 75% in December and the remaining 25% the following year upon completion of the annual audit of FEDM's results of operations.

     Notwithstanding the foregoing, the Award, if any, for the fiscal years following the Employment Date will be calculated by using five percent (5%) of the net amount of income before taxes of Employer for the year ended December 31, 2001, reduced by $______, representing the income before taxes of K & S for the twelve month period ended December 31, 2000 ("Base Earnings").

7.   Benefits
     --------

     Executive shall be entitled to receive all other benefits of employment generally available to employees of FEDM's subsidiaries (the "FEDM Benefits"), including reimbursement for reasonable out-of-pocket expenses incurred in connection with Employer's business, subject to such policies as FEDM may from time to time reasonably establish for employees of its subsidiaries. The FEDM Benefits shall include, but not be limited to, a 401k savings plan providing up to $10,500 of pre-tax employee contributions with FEDM matching contributions of up to $5,100 per employee in the form of FEDM stock vesting over a three year period, as well as medical, dependent care, parking and transportation reimbursement accounts - each of which allows for significant pre-tax employee contributions. Such FEDM Benefits shall not be charged to an employee's respective profit and loss statement as used to determine monthly commissions due such employee.

8.   Stock Options
     -------------

     Executive shall, pursuant to the Stock Purchase Agreement, receive the option to purchase 200,000 shares of FEDM common stock (the "Stock Options") under the terms and conditions of a stock option agreement entered into on the Employment Date (the "Stock Option Agreement") at a price equal to the closing price of the FEDM common stock on the Nasdaq SmallCap Market on December 29, 2000, the trading date immediately preceding the Employment Date. Such Stock Options will vest in three equal installments over a period of three years following the date of grant (the "Grant Date") and shall expire on the tenth anniversary of such Grant Date.

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9.   Termination
     -----------

     Notwithstanding the stated term hereof, this Agreement may be terminated at any time on written notice by Executive or by Employer with or without cause.
In such event, Employer's obligations to pay salary, benefits and incentive compensation hereunder will vary depending upon the reason for termination, as described below:

     a.   Resignation By Executive.

               If Executive voluntarily terminates employment ("Voluntary Termination"), then Employer shall pay Base Salary and Benefits pro-rated to the effective date of resignation and his Stock Options shall continue to vest in accordance with the Stock Option Agreement. In case of such Voluntary Termination, Executive agrees not to be employed by a competitor of Employer or to work in the industry of Employer or in any way compete with Employer for a period of two years.

     b.   Termination By Employer Without Cause.

               If Employer terminates Executive without cause other than because of incapacity from illness, accident or death, then Executive shall receive Base Salary in the manner, timeframe and amount to which he would have been entitled should employment have continued through the stated term of this Agreement and his Stock Options shall continue to vest in accordance with the Stock Option Agreement. Benefits shall also be continued through the same term, to the extent FEDM reasonably believes continuation is permitted by law and FEDM's insurance carriers, so long as Executive is not eligible to receive comparable benefits from another employer.

     c.   Termination By Employer For Cause.

               If Employer terminates Executive for Cause (defined below), then Executive shall receive Base Salary pro-rated through the date of termination (the "Termination Date"). Benefits shall also be continued through such date, to the extent permitted by law and the
          FEDM's insurance carriers.   Any unvested Stock Options existing on
          the Termination Date will be canceled in accordance with the Stock Option Agreement. "Cause" shall mean (i) continued failure to perform substantially his or her duties, which standard of duties shall be referenced to the standards set by FEDM at the date of this Agreement (other than as a result of sickness, accident or similar cause beyond your reasonable control) after receipt of a written warning and given thirty (30) days to improve, (ii) willful and material misconduct, which is demonstrably and materially injurious to the FEDM or any of its subsidiaries, including willful and material failure to perform your duties as an officer or employee of FEDM or any of its subsidiaries or a material breach of this Agreement, (iii) conviction of or plea of nolo contendere to a felony; (iv) conviction of an act of fraud against, or the misappropriation of

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          property belonging to the FEDM or any of its subsidiaries, or any employee, customer, or supplier of the FEDM or any of its subsidiaries.


9.   Payment Limitations
     -------------------

     All payments to Executive hereunder shall be reduced by applicable federal, state and local withholding requirements. Employer shall not be obligated to reimburse Executive for his expenses (such as COBRA payments) in maintaining benefits that Employer has discontinued hereunder. Employer shall have the right to offset any debts or damages owed by Executive to Employer against salary or other payment owed by Employer to Executive.

10.  Protection of Trade Secrets; Confidential Information & Employee
     ----------------------------------------------------------------
     Relationships.
     -------------

     Because of his employment by Employer, Executive has access to trade secrets and confidential information of Employer, including but not limited to knowledge of and contact with key employees; financial records; contract terms; business plans, policies and procedures; cost information; customer lists and client or acquisition opportunities; business and computer systems; management information and methods which are unique to Employer's methods of business; and customer servicing techniques (all of the above trade secrets and confidential information hereinafter referred to as "Confidential Information"). In consideration hereof and in recognition of the fact that the Confidential Information constitutes a valuable trade secret or otherwise valuable asset of Employer, Executive will not appropriate to his own use or benefit in anyway whatsoever, or disclose to any third parties, any Confidential Information during or after this Agreement.

     Executive agrees that solicitation of Employer's customers and personnel would constitute a misappropriation of Employer's Confidential Information. In recognition thereof, Executive will not during his employment, and for one year thereafter, solicit, hire, contract with or otherwise take away any customer or employee of Employer or participate in any such solicitation, hiring, contracting or otherwise taking away. In addition, all information about such customers and employees which becomes known to Executive during the course of this Agreement and which is not otherwise known to the public is a trade secret of the Employer and shall not be used in soliciting or taking away customers or employees of the Employer at any time. Notwithstanding the forgoing, if employment of Executive is terminated by Employer for any reason other than Voluntary Termination, Executive may seek employment in the industry of Employer as long as Executive complies with all other restrictions within this Section 10.

     Executive acknowledges that any breach of this Section will result in irreparable damage to the Employer, for which Executive further acknowledges that Employer shall be entitled to injunctive relief hereunder. The parties hereby consent to an injunction in favor of Employer, without bond, enjoining any breach of this Agreement by any court of competent jurisdiction, without prejudice to any other right or remedy to which Employer may be entitled.

     Executive's obligations hereunder shall survive the termination of this Agreement.

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11.  Entire Agreement
     ----------------

     This Agreement contains the entire agreement between theses two parties relating to employment and supersedes all prior oral and written agreements, understandings, commitments, and practices between the parties. No waiver or modification to this Agreement may be made except by a writing signed by the party against whom it is enforced.

12.  Choice of Law; Interpretation of Agreement
     ------------------------------------------

     The formation, construction, and performance of this Agreement shall be construed in accordance with the internal laws of the State of Delaware, without reference to principals of conflict of laws. This Agreement shall not be interpreted for or against either party on the ground that such party or its representative drafted the agreement or any portion thereof.

13.  Arbitration
     -----------

     Any dispute hereunder shall be subject to binding arbitration pursuant to
Section 9.5 of the Stock Purchase Agreement.

14.  Notices
     -------

     Any notice required or permitted under this Agreement shall be given in writing, either by personal delivery or by registered, overnight or certified mail, postage prepaid, to the following addresses: Executive - then current home address as shown on Employer's files; Employer - the CEO at FEDM's then current place of business.

15.  Severability
     ------------

     If any portion of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

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16.  Acknowledgment
     --------------

     Executive acknowledges that he has had the opportunity to consult with independent counsel of his own choice concerning this Agreement and has been advised to do so by Employer, and Executive has read and understands this Agreement, and is fully aware of its legal effect, and has entered into it freely based on Executive's own judgment.

17.  Headings
     --------

     Section headings in this Agreement have been inserted for convenience and reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

Executed by the parties as of the day and year first above written.

AGREED AND ACCEPTED:
K. & S., Inc.

By:  /s/ Andrew Detwiler                                    1/24/01
   --------------------------------------------       ----------------------
     Andrew Detwiler, Chief Executive Officer               Date


     AGREED AND ACCEPTED:

By:  /s/ Kenneth M. King                                    1/24/01
   --------------------------------------------       ----------------------
     Kenneth M. King                                        Date

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